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                                  EXHIBIT 11.0

                    INTERCARGO CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                   (in thousands, except for per share data)



                                                                                            For the six months
                                                                                               ended June 30,
                                                                                              1996       1995
                                                                                             -------    -------
Primary



Net income                                                                                   $2,870       4,150
                                                                                             ======       =====

Shares
 Weighted average number of common shares outstanding                                         7,641       7,641
 Additional dilutive effect of outstanding warrant and options
   (as determined by the application of the treasury stock method)                               21          22
                                                                                              ------      -----
Weighted average number of common shares outstanding as adjusted                              7,662       7,663
                                                                                             ======       =====

Primary earnings per share                                                                    $0.37        0.54
                                                                                             ======       =====


Fully diluted


Net income                                                                                   $2,870       4,150
                                                                                             ======       =====

Shares
 Weighted average number of common shares outstanding                                         7,641       7,641
 Additional dilutive effect of outstanding warrant and options
   (as determined by the application of the treasury stock method)                               21          29
                                                                                             ------       -----

Weighted average number of common shares outstanding as adjusted                              7,662       7,670
                                                                                             ======       =====

Fully diluted earnings per share                                                              $0.37        0.54
                                                                                              ======      =====
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